Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of US Energy Systems Inc (the "Company") on Form 10-Q, as amended, for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


         /s/ Lawrence Schneider
         ----------------------
         Lawrence Schneider                                  Dated: June 9, 2005
         Chief Executive Officer
         (Principal Executive Officer)


         /s/ Richard Augustine
         ---------------------
         Richard J. Augustine                                Dated: June 9, 2005
         Chief Accounting Officer
         (Principal Accounting and Financial Officer)


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